UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 13, 2015

SPECTRUM BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3001 Deming Way

Middleton, Wisconsin 53562

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 13, 2015, Spectrum Brands Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Jefferies LLC, as representatives of the underwriters named therein, with respect to the sale of up to 5,405,405 shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) to the underwriters at a price to the public of $92.50 per share. The Company also provided the underwriters an option to purchase up to an additional 810,811 shares of Common Stock on the same terms for 30 days after the date of the Underwriting Agreement. The Common Stock is being offered pursuant to an effective shelf registration statement on Form S-3 (File No. 333-203919) (the “Registration Statement”). A prospectus supplement relating to the offering has been filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1*	Underwriting Agreement, dated May 13, 2015, by and among the Company, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Jefferies LLC, as representatives of the underwriters named therein.

*	This exhibit relates to the Registration Statement and is hereby incorporated by reference into the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
	Name:	Nathan E. Fagre
	Title:	Secretary and General Counsel

Dated: May 14, 2015